                                                                  EXHIBIT 10.1






                   ----------------------------------------

                             APPLIED IMAGING CORP.

                     STOCK AND WARRANT PURCHASE AGREEMENT

                                 May 22, 1997

                   ----------------------------------------

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----

1.   Purchase and Sale of Stock.............................................  1

     1.1      Closing.......................................................  1
     1.2      Delivery......................................................  1

2.   Representations and Warranties of the Company..........................  1

     2.1   Organization and Standing........................................  1
     2.2   Capitalization...................................................  2
     2.3   Authority........................................................  2
     2.4   Valid Issuance of Common Stock and Warrant.......................  2
     2.5   Governmental Consents............................................  3
     2.6   Conflicts........................................................  3
     2.7   SEC Documents; Material Contracts; Financial Statements..........  3
     2.8   Changes..........................................................  4
     2.9   Litigation.......................................................  4
     2.10  Solvency; No Default.............................................  4

3.   Representations and Warranties of the Investors........................  4

     3.1   Authorization....................................................  4
     3.2   Purchase Entirely for Own Account................................  4
     3.3   Disclosure of Information........................................  5
     3.4   Investment Experience............................................  5
     3.5   Accredited Investor..............................................  5
     3.6   Restricted Securities............................................  5
     3.7   Further Limitations on Disposition...............................  5
     3.8   Legends..........................................................  6

4.   Registration Rights....................................................  6

     4.1   Request for Registration.........................................  6
     4.2   Obligations of the Company.......................................  7
     4.3   Expenses of Registration.........................................  8
     4.4   Indemnification..................................................  9

                                      i.

5.   Conditions of Each Investor's Obligations at Closing................... 11

     5.1   Representations and Warranties................................... 11
     5.2   Performance...................................................... 11
     5.3   Qualifications................................................... 11
     5.4   Proceedings and Documents........................................ 11

6.   Conditions of the Company's Obligations at Closing..................... 11

     6.1   Representations and Warranties................................... 11
     6.2   Payment of Purchase Price........................................ 11
     6.3   Qualifications................................................... 12

7.   Miscellaneous.......................................................... 12

     7.1   Survival of Warranties........................................... 12
     7.2   Assignment; Successors and Assigns............................... 12
     7.3   Governing Law.................................................... 12
     7.4   Counterparts..................................................... 12
     7.5   Titles and Subtitles............................................. 12
     7.6   Notices, etc..................................................... 12
     7.7   Finder's Fee..................................................... 13
     7.8   Expenses......................................................... 13
     7.9   Amendments and Waivers........................................... 14
     7.10  Severability..................................................... 14
     7.11  Entire Agreement................................................. 14

Exhibits and Schedules
----------------------

Schedule A  -   Schedule of Investors

Exhibit A   -   Form of Warrant

Exhibit B   -   Opinion of Company Counsel

                                      ii.

                      STOCK AND WARRANT PURCHASE AGREEMENT
                      ------------------------------------

     THIS STOCK AND WARRANT PURCHASE AGREEMENT (the "Agreement") is made as of the 22nd day of May, 1997, by and among Applied Imaging Corp., a Delaware corporation (the "Company"), and the entities listed on Schedule A hereto ("Investors").

   1.   Purchase and Sale of Stock.  Subject to the terms and conditions of this
        --------------------------
Agreement, Investors agree to purchase at the Closing (as hereinafter defined) and the Company agrees to sell and issue to each of the Investors at the Closing
(i) that number of whole shares of the Company's Common Stock set forth opposite each Investor's name on Schedule A hereto (collectively, the "Shares"), at a purchase price of $5.025 (which is the average of the closing prices of the Company's Common Stock as reported on the Nasdaq National Market System for the five trading days prior to the day of the Closing) per share (the "Purchase Price"), and (ii) warrants (the "Warrants") giving the Investors the right for three years from the Closing Date to purchase at an exercise price per share equal to 115% of the Purchase Price that number of whole shares of the Company's Common Stock set forth opposite each Investor's name on Schedule A hereto.

   1.1  Closing.  The purchase and sale of the Shares and the Warrants (the
        -------
"Closing") shall be held at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California, on May 22, 1997 at 10:00 a.m., or at such other time and place upon which the Company and Investors shall agree (which date and time shall be referred to as the "Closing Date").

   1.2  Delivery.  At the Closing, the Company will deliver the Warrants, and
        --------
within three days of the Closing, the Company will issue to Investors certificates registered in the Investors' names, representing the number of Shares purchased by the Investors against payment therefor. Such payment shall be paid to the Company by check payable to the Company or by wire transfer.

   2.   Representations and Warranties of the Company.  The Company hereby
        ---------------------------------------------
represents and warrants to the Investors that:

   2.1  Organization and Standing.  The Company is a corporation duly
        -------------------------
organized and validly existing under the laws of the State of Delaware and is in good standing under such laws. The Company has all requisite corporate power to own and operate its properties and assets, and to carry on its business as presently conducted. The Company is qualified to do business as a foreign corporation in the State of California. Such qualification is not presently required in any other jurisdiction where a failure to so qualify would have a material adverse effect on the Company.

   2.2  Capitalization.  The authorized capital stock of the Company consists
        --------------
of 20,000,000 shares of Common Stock and 6,000,000 shares of Preferred Stock. 6,834,949 shares of Common Stock are issued and outstanding. No shares of Preferred Stock are issued and outstanding. All such issued and outstanding shares have been duly authorized and validly issued, and are fully paid and nonassessable. Options to purchase 849,500 shares of the Company's Common Stock are outstanding under the Company's Amended and Restated 1988 Incentive Stock Option Plan and 207,238 shares are available for future grant (not including the additional 350,000 shares for which stockholder consent is being solicited pursuant to the Company's recent proxy statement for it Annual Meeting to be held on May 27,
1997). No options to purchase shares of the Company's Common Stock are outstanding under the Company's 1994 Director Option Plan and 120,000 shares are available for future grant. The Company has reserved 200,000 shares of Common Stock for issuance under its Employee Stock Purchase Plan. Except as disclosed in the Company SEC Documents (as defined below), there are no other options, warrants, conversion privileges, or preemptive or other rights or agreements presently outstanding to purchase or otherwise acquire any authorized but unissued shares of the capital stock or other securities of the Company.

     2.3  Authority.  The Company has full power and authority to execute and
          ---------
deliver this Agreement, and to consummate the transactions contemplated by this Agreement. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the execution and delivery of, and the consummation of the transactions contemplated by this Agreement and the performance of all obligations of the Company under this Agreement has been taken. This Agreement, upon execution and delivery by the Company and assuming the due and proper execution and delivery by Investor, constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its respective terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors rights generally, and (ii) the effect of rules of law governing the availability of equitable remedies.

     2.4  Valid Issuance of Common Stock and Warrant.  The Common Stock to be
          ------------------------------------------
sold hereby has been duly authorized and, when issued, delivered and paid for in the manner set forth in this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws. The Warrant to be sold hereby has been duly authorized and, when issued, delivered and paid for in the manner set forth in this Agreement, will be duly authorized and validly issued, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws. No preemptive rights or other rights to subscribe for or purchase exist with respect to the issuance and sale of the Common Stock and Warrant by the Company pursuant to this Agreement.

     2.5  Governmental Consents.  Other than compliance with the Securities Act
          ---------------------
of 1933, as amended (the "Act") and such filings as may be required to be made with the National Association of Securities Dealers (the "NASD"), no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local

                                      2.

governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement.

     2.6  Conflicts.  The execution and delivery of this Agreement will not
          ---------
conflict with or result in a material breach of the terms, conditions or provisions of, or constitute a material default under, any contract, covenant or instrument under which the Company is now obligated.

     2.7  SEC Documents; Material Contracts; Financial Statements.  The Company
          -------------------------------------------------------
has filed each statement, annual, quarterly and other report, registration statement and definitive proxy statement ("Company SEC Documents") required to be filed (other than preliminary material) by the Company with the SEC subsequent to November 7, 1996 (the date of effectiveness of the Company's registration statement on Form S-1 for the Company's initial public offering of its Common Stock). As of their respective filing dates, the Company SEC Documents complied in all material respects with the requirements of the Act or the Securities Exchange Act of 1934 (the "1934 Act"), as the case may be, and none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by any subsequently filed Company SEC Document. The Company's Registration Statement on Form S-1, which became effective on November 7, 1996 (the "Registration Statement"), and the Company SEC Documents, include certain contracts as required by the SEC's rules and regulations. The contracts so described in the Registration Statement and in the Company SEC Documents, are currently material to the Company and its business, and are in full force and effect on the date hereof. Neither the Company nor any of its subsidiaries, nor to the Company's knowledge, any other party is in breach of or default under any of such contracts, except as to breaches or defaults which, in any single case or in the aggregate would not have a material adverse effect on the Company taken as a whole.

     The financial statements of the Company included in the Company SEC Documents (the "Financial Statements") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. The Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present the consolidated financial position of the Company and any subsidiaries at the dates thereof and the consolidated results of operations and consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring adjustments).

     2.8  Changes.  Since March 31, 1997 (the date of the most recent Financial
          -------
Statements), there has not been any event or condition of any character that might materially and adversely affect the business, properties, prospects or financial condition of the Company (as such business is presently conducted and as it is proposed to be conducted).

                                      3.

   2.9    Litigation.  There is no pending or threatened lawsuit,
          ----------
administrative proceeding, arbitration, labor dispute or governmental investigation ("Litigation") to which the Company is a party or by which any material portion of its assets, taken as a whole, may be bound and which Litigation, if adversely determined, would have a material adverse effect on the Company's assets, liabilities, financial condition or operations.

   2.10  Solvency; No Default.  As of the date of this Agreement, the company
         --------------------
has sufficient funds and cash flow to pay its debts and other liabilities, and the company is not in default with respect to any material debt or liability.

   3.    Representations and Warranties of the Investors.  Each investor hereby
         -----------------------------------------------
represents and warrants that:

   3.1   Authorization.  Investor has full power and authority to execute and
         -------------
deliver, and to consummate the transactions contemplated by the Closing and this Agreement. All corporate action on the part of Investor, its officers, directors and stockholders necessary for (i) the execution and delivery of, and the consummation of the transactions contemplated by, this Agreement, and (ii) as of the Closing, the performance of all obligations of Investor under this Agreement, has been taken. This Agreement, upon execution and delivery by Investor and assuming the due and proper execution and delivery by the Company, constitutes a legal, valid and binding obligation of Investor, enforceable in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors rights generally, and (ii) the effect of rules of law governing the availability of equitable remedies.

   3.2   Purchase Entirely for Own Account.  This Agreement is made with
         ---------------------------------
Investor in reliance upon Investor's representation to the Company, which by Investor's execution of this Agreement, Investor hereby confirms, that the Common Stock, the Warrant, and the shares of Common Stock issuable upon exercise of the Warrant, to be received by Investor (collectively, the "Securities") will be acquired for investment for Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Investor further represents that Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

   3.3   Disclosure of Information.  Investor believes it has received all the
         -------------------------
information it considers necessary or appropriate for deciding whether to purchase the Common Stock and Warrant. Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Common Stock and Warrant and the business, properties, prospects and financial condition of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of Investor to rely thereon.

                                      4.

   3.4   Investment Experience.  Investor is an investor in securities of
         ---------------------
companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Common Stock and Warrant. Investor has not been organized for the purpose of acquiring the Common Stock and Warrant.

   3.5   Accredited Investor.  Investor is an "accredited investor" within the
         -------------------
meaning of SEC Rule 501 of Regulation D, as presently in effect.

   3.6   Restricted Securities.  Investor understands that the Securities it is
         ---------------------
purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances. In this connection, Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

   3.7   Further Limitations on Disposition.  Without in any way limiting the
         ----------------------------------
representations set forth above, Investor further agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 3 provided and to the extent this Section is applicable, and:

   (a) There is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

   (b) If reasonably requested by the Company, Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company that such disposition will not require registration of such shares under the Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

   3.8   Legends.  Each certificate or instrument representing Shares shall
         -------
bear legends in substantially the following forms:

         (i) "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE 'SECURITIES ACT') AND ARE 'RESTRICTED SECURITIES' AS DEFINED IN RULE 144 PROMULGATED UNDER THE SECURITIES ACT. THE SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE DISTRIBUTED EXCEPT (I) IN CONJUNCTION WITH AN EFFECTIVE REGISTRATION STATEMENT FOR

                                      5.

     THE SECURITIES UNDER THE SECURITIES ACT, OR (II) IN COMPLIANCE WITH RULE 144, OR (III) PURSUANT TO AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES THAT SUCH REGISTRATION OR COMPLIANCE IS NOT REQUIRED AS TO SUCH SALE, OFFER OR DISTRIBUTION."

         (ii) Any other legends required by California law or other applicable blue sky or state securities laws.

The Company need not register a transfer of any Shares, and may also instruct its transfer agent not to register a transfer of any Shares, unless the conditions specified in the foregoing legends are satisfied to the extent applicable.

   4.   Registration Rights.
        -------------------

   4.1  Request for Registration.
        ------------------------

   (a) If the Company shall receive a written request from each Investor that the Company file a registration statement under the Act covering the registration of the Common Stock purchased hereunder or acquired upon exercise of the Warrants then, provided that the Company is eligible to use the Form S-3 registration statement within 30 days of such request to register shares of the Company's Common Stock, the Company shall prepare and file with the SEC as soon as practicable but in no event later than 30 days after the date of such request, a Form S-3 registration statement to register under the Act all Common Stock of the Company acquired pursuant to this Agreement (including the Common Stock acquired upon exercise of the Warrants) held by the Investors which each Investor requests to be registered.

   (b) If the Investors intend to distribute the securities covered by its request by means of an underwriting, the Investors shall so advise the Company as a part of its request made pursuant to subsection (a) above. The underwriter will be selected by the Company and shall be reasonably acceptable to each Investor. Each Investor shall (together with the Company) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting.

   (c) Notwithstanding the foregoing, if the Company shall furnish to each Investor a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed, and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than 60 days after receipt of the request of the Investors; provided, however, that the Company may not utilize this right more than once in any twelve-month period.

                                      6.

   (d) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 4.1:

        (i) After the Company has effected two registrations pursuant to this Agreement, and such registrations have been declared or ordered effective;

        (ii) If, as to each Investor, all securities which each such Investor requests to be registered may immediately be sold under Rule 144 during any 90-day period;

        (iii) More than once in any 12-month period; or

        (iv) If the Company shall not be eligible to use Form S-3 for such registrations.

   4.2  Obligations of the Company.  Whenever required under this Section 4 to
        --------------------------
effect the registration of any securities, the Company shall, as expeditiously as reasonably possible:

   (a) Prepare and file with the SEC a registration statement with respect to such securities and use commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of each Investor, keep such registration statement effective for a period of up to two hundred (200) days; provided, however, that such 200-day period shall be extended for a period of time equal to the period each Investor refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company.

   (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

   (c) Furnish to each Investor such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of securities.

   (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by each Investor; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Act.

                                      7.

   (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering, said form to be agreeable to the Company and its counsel. Each Investor shall also enter into and perform its obligations under such an agreement.

   (f) Notify each Investor at any time when a prospectus relating to such registration statement is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

   (g) Cause all such securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

   (h) Furnish, at the request of each Investor, on the date that securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 4, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to each Investor and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to Investor.

   4.3   Expenses of Registration.  All expenses other than underwriting
         ------------------------
discounts and commissions incurred in connection with the requests for registration pursuant to Section 4.1, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company shall be borne by the Company, provided, however, that with respect to any registration proceeding begun pursuant to Section 4.1 if the registration request is subsequently withdrawn at the request of the Investors participating therein then such withdrawn registration shall reduce the number of available requested registrations for the Investors.

   4.4   Indemnification.  In the event any securities are included in a
         ---------------
registration statement under this Section 4:

   (a) To the extent permitted by law, the Company will indemnify and hold harmless each Investor and each person, if any, who controls such Investor within the meaning of the Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act or the 1934 Act or other federal or state law,

                                      8.

insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, or the 1934 Act or any state securities law; and the Company will pay to each Investor or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 4.4(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any Investor or controlling person.

   (b) To the extent permitted by law, each Investor will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, and any controlling person of any such underwriter or Investor, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, or the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by each Investor expressly for use in connection with such registration; and each Investor will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 4.4(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 4.4(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Investor, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection 4.4(b) exceed the gross proceeds from the offering received by such Investor.

   (c) Promptly after receipt by an indemnified party under this Section 4.4 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 4.4, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense

                                      9.

thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 4.4, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 4.4.

   (d) If the indemnification provided for in this Section 4.4 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

   (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

   (f) The obligations of the Company and Investor under this Section 4.4 shall survive the completion of any offering of securities in a registration statement under this Section 5, and otherwise.

   5.   Conditions of Each Investor's Obligations at Closing.  The obligations
        ----------------------------------------------------
of each Investor under subsection 1.2 of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective without each Investor's consent thereto:

   5.1  Representations and Warranties.  The representations and warranties of
        ------------------------------
the Company contained in Section 2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

                                      10.

   5.2   Performance.  The Company shall have performed and complied with all
         -----------
agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

   5.3   Qualifications.  All authorizations, approvals, or permits, if any, of
         --------------
any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.

   5.4   Proceedings and Documents.  All corporate and other proceedings in
         -------------------------
connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Investor, and it shall have received all such counterpart original and certified or other copies of such documents as it may reasonably request.

   5.5   Opinion of Company Counsel.  The Investors shall have received an
         --------------------------
opinion from counsel to the Company in form and substance reasonably satisfactory to the Investors and attached hereto as Exhibit B.

   6.    Conditions of the Company's Obligations at Closing.  The obligations of
         --------------------------------------------------
the Company to each Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by each Investor:

   6.1   Representations and Warranties.  The representations and warranties of
         ------------------------------
Investor contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

   6.2   Payment of Purchase Price.  Each Investor shall have delivered the
         -------------------------
purchase price specified in Section 1.

   6.3   Qualifications.  All authorizations, approvals, or permits, if any, of
         --------------
any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.

   7.    Miscellaneous.
         -------------

   7.1   Survival of Warranties.  The warranties, representations and covenants
         ----------------------
of the Company and Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of Investor or the Company.

                                      11.

   7.2   Assignment; Successors and Assigns.  No provision of this Agreement
         ----------------------------------
may be assigned (other than to an affiliate of any Investor), without the prior written consent of the other parties hereto. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

   7.3   Governing Law.  This Agreement shall be governed by and construed
         -------------
under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

   7.4   Counterparts.  This Agreement may be executed in two or more
         ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

   7.5   Titles and Subtitles.  The titles and subtitles used in this Agreement
         --------------------
are used for convenience only and are not to be considered in construing or interpreting this Agreement.

   7.6   Notices, etc.   All notices and other communications required or
         ------------
permitted hereunder shall be in writing and shall be sent by personal delivery, facsimile, overnight courier or mailed by certified or registered mail, postage prepaid, return receipt requested, to the facsimile number or address as follows:

          Company:  Applied Imaging Corp.
                    2380 Walsh Avenue, Building B
                    Santa Clara, California  95051
                    Telephone: (408) 562-0250
                    Facsimile: (408) 562-0264
                    Attention: President

          with a copy (which will not constitute notice) to:

                    Wilson Sonsini Goodrich & Rosati
                    650 Page Mill Road
                    Palo Alto, California 94304-1050
                    Telephone: (415) 493-9300
                    Facsimile: (415) 493-6811
                    Attention: Thomas C. Klein

                                      12.

         Investors: New Enterprise Associates
                    2490 Sand Hill Road
                    Menlo Park, CA  94025
                    Telephone: (415) 854-9499
                    Facsimile: (415) 854-9397
                    Attention: Thomas C. McConnell

          with a copy (which will not constitute notice) to:

                    Venture Law Group
                    2800 Sand Hill Road
                    Menlo Park, CA  94025
                    Telephone: (415) 854-4488
                    Facsimile: (415) 233-8386
                    Attention: Joshua L. Green

or to such other facsimile number or address provided to the parties to this Agreement in accordance with this Section 7.6. Such notices or other communications shall be deemed delivered upon receipt, in the case of overnight delivery, personal delivery or facsimile transmission (as evidenced by the confirmation thereof), or 2 days after deposit in the mails (as determined by reference to the postmark).

   7.7    Finder's Fee.  Each party represents that it neither is nor will
          ------------
be obligated for any finders' fee or commission in connection with this transaction.

   7.8    Expenses.  Irrespective of whether the Closing is effected, each
          --------
party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement, except that the Company will pay the reasonable fees (in an amount not to exceed $5,000) and expenses of Venture Law Group, counsel to the Investors. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

   7.9    Amendments and Waivers.  Any term of this Agreement may be
          ----------------------
amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investor. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.

   7.10   Severability.  If one or more provisions of this Agreement are
          ------------
held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the

                                      13.

balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

   7.11   Entire Agreement.  This Agreement and the documents referred to
          ----------------
herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

   IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                              COMPANY:

                              APPLIED IMAGING CORP.


                              By: /s/ Neil E. Woodruff
                                  ______________________________________

                              Title: Chief Financial Officer
                                     ___________________________________


                              INVESTORS:

                              /s/ Thomas C. McConnell
                              __________________________________________
                              NEW ENTERPRISE VII, L.P.
                              By:  NEA Partners VII, L.P.
                                   its General Partner
                              By:  General Partner

                              /s/ Thomas C. McConnell
                              __________________________________________
                              NEA PRESIDENTS FUND, L.P.
                              By:  NEA General Partners, L.P.
                              By:  General Partner

                              /s/ Lynn Walker
                              __________________________________________
                              NEA VENTURES 1997, LIMITED PARTNERSHIP
                              By:  Vice President

                                      14.

                                   SCHEDULE A

                             Schedule of Investors

                                                              Number of      Purchase Price
                                            Number of       Shares Subject   to be Delivered
           Name of Investor              Shares Purchased     to Warrant     on May 22, 1997
--------------------------------------   ----------------   --------------   ---------------
New Enterprise Associates VII, L.P.               779,105          169,334     $3,915,002.63
NEA Presidents Fund, L.P.                          15,920            3,460     $   79,998.00
NEA Ventures 1997,                                    995              216     $    4,999.88
  Limited Partnership                           _________         ________     _____________
                                                  796,020          173,010     $4,000,000.51


     THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE DISTRIBUTION THEREOF. THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, OR TRANSFERRED UNLESS (I) A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO THESE SECURITIES OR (II) THERE IS AN OPINION OF COUNSEL, SATISFACTORY TO THE CORPORATION, THAT AN EXEMPTION THEREFROM IS AVAILABLE.


                             APPLIED IMAGING CORP.

                         COMMON STOCK PURCHASE WARRANT

                            VOID AFTER MAY 21, 2000


   1.  Number and Price of Shares Subject to Warrant.  Subject to the terms and
       ---------------------------------------------
conditions set forth herein, _______________________________ is entitled to purchase from Applied Imaging Corp., a Delaware corporation (the "Company"), at any time after the date hereof and on or before the date of termination of this Warrant provided for in Section 2 hereof, _______ fully paid and non-assessable shares of Common Stock of the Company (the "Warrant Stock"), for a per-share purchase price of $5.78 (the "Warrant Price"). The issuance and sale of this Warrant was made pursuant to a Stock and Warrant Purchase Agreement dated of even date herewith.

   2.  Termination.  This Warrant (and the right to purchase securities upon
       -----------
exercise hereof) shall terminate upon the earlier of (i) 5:00 p.m. on May 21, 2000 or (ii) the closing of an acquisition of all or substantially all of the assets or capital stock of the Company by another person or entity. The Company shall give the holder of this Warrant written notice of such acquisition at least twenty (20) and no more than ninety (90) days prior to the closing of any such acquisition.

   3.  No Fractional Shares.  This Warrant cannot be exercised for a fraction of
       --------------------
a share.

   4.  No Stockholder Rights.  This Warrant shall not entitle its holder to any
       ---------------------
of the rights of a stockholder of the Company.

   5.  Reservation of Stock.  The Company covenants that during the period this
       --------------------
Warrant is exercisable, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Warrant Stock upon the exercise of this Warrant. The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Warrant Stock upon the exercise of this Warrant.

   6.  Exercise of Warrant.
       -------------------

       (a) Procedure for Exercise.  This Warrant may be exercised by the
           ----------------------
registered holder or its registered assigns, in whole or in part, by the surrender of this Warrant at the principal office of the Company, accompanied by payment in full of the Warrant Price in cash or by check or by the cancellation of any present or future indebtedness from the Company to the holder hereof. Upon partial exercise hereof, a new warrant or warrants containing the same date and provisions as this Warrant shall be issued by the Company to the registered holder for the number of shares of Warrant Stock with respect to which this Warrant shall not have been exercised. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Warrant Stock issuable upon such exercise shall be treated for all purposes as the holder of such shares of record as of the close of business on such date. As promptly as practicable on or after such date, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of full shares of Warrant Stock issuable upon such exercise, together with cash in lieu of any fraction of a share as provided above.

       (b) Net Exercise Rights.  Notwithstanding the payment provisions set
           -------------------
forth in this Section 6, the holder may elect to receive shares of Warrant Stock equal to the value (as determined below) of this Warrant by surrender of this Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to the holder the number of shares of Common Stock determined by use of the following formula:

      X = Y(A-B)
          ------
           A

Where:  X =  the number of shares of Common Stock to be issued to the holder.

 Y = the number of shares of Warrant Stock subject to this Warrant.

 A = the Fair Market Value (as defined below) of one (1) share of Warrant Stock.

 B = Warrant Price per share of Warrant Stock.

  For purposes of this Section 6, Fair Market Value of a share of Warrant Stock as of a particular date shall mean:

      (i) For so long as the Company's Common Stock is listed on the Nasdaq National Market System, a national securities exchange, or the Nasdaq Small Cap Market, then the fair market value of a share of Warrant Stock shall be the closing price (the last reported sales price, if not so reported, the average of the last reported bid and asked prices) of the Company's Common Stock as of the last business day immediately prior to the exercise of this Warrant.

      (ii) If the Company's Common Stock is not so listed, then the fair market value of a share of Warrant Stock shall be as determined in good faith by the Company's Board of Directors upon a review of relevant factors.

   7.  Adjustment of Warrant Price and Number of Shares.  The number and
       ------------------------------------------------
kind of securities issuable upon the exercise of this Warrant shall be subject to adjustment from time to time and the Company agrees to provide notice upon the happening of certain events as follows:

       (a) Adjustment for Dividends in Stock.  In case at any time or from time
           ---------------------------------
to time during the term of this Warrant the holders of the Common Stock of the Company (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional securities or other property of the Company by way of dividend or distribution, then and in each case, the holder of this Warrant shall, upon the exercise hereof, be entitled to receive, in addition to the number of shares of Common Stock receivable thereupon, and without payment of any additional consideration therefor, the amount of such other or additional securities or other property of the Company which such holder would hold on the date of such exercise had it been the holder of record of such Common Stock on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional securities or other property receivable by it as aforesaid during such period, giving effect to all adjustments called for during such period by this Section 7.

       (b) Adjustment for Reclassification or Reorganization.  In case of any
           -------------------------------------------------
reclassification or change of the outstanding Common Stock of the Company or of any reorganization of the Company during the term of this Warrant (other than a merger of the Company with and into another corporation), then and in each such case the Company shall give the holder of this Warrant at least twenty (20) days notice of the proposed effective date of such transaction, and the holder of this Warrant, upon the exercise hereof at any time after the consummation of such reclassification, change or reorganization, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such consummation, the stock or other securities or property to which such holder would have been entitled upon such consummation if such holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in this Section 7. The terms of this Section 7 shall similarly apply to successive reclassifications, changes or reorganizations.

       (c) Stock Splits and Reverse Stock Splits.  If at any time during the
           -------------------------------------
term of this Warrant the Company shall subdivide its outstanding shares of Common Stock into a greater number of shares, the Warrant Price in effect immediately prior to such subdivision shall thereby be proportionately reduced and the number of shares receivable upon exercise of the Warrant shall thereby be proportionately increased; and, conversely, if at any time on or after the date hereof the outstanding number of shares of Common Stock shall be combined into a smaller number of shares, the Warrant Price in effect immediately prior to such combination shall thereby be proportionately increased and the number of shares receivable upon exercise of this Warrant shall thereby be proportionately decreased.

   8.  Certificate of Adjustment.  Whenever the Warrant Price or the number or
       -------------------------
type of securities issuable upon exercise of this Warrant is adjusted, as herein provided, the Company shall promptly deliver to the record holder of this Warrant a certificate of an officer of the Company setting forth the nature of such adjustment and a brief statement of the facts requiring such adjustment.

   9.  No Impairment.  The Company covenants that it shall not, by amendment of
       -------------
its Certificate of Incorporation or through any reorganization, consolidation, merger, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, willfully avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but shall at all times in good faith assist in carrying out all those terms and in taking all actions necessary or appropriate to protect the rights of the holder of this Warrant against dilution or other impairment. Without limiting the generality of the above provision, the Company will take all necessary or appropriate action in order that the Company may validly and legally issue fully paid and nonassessable shares upon the exercise of this Warrant.

  10.  Transfer of Warrant.  This Warrant or the Warrant Stock may not be
       -------------------
transferred or assigned, in whole or in part, by the holder hereof (except to any affiliate of such holder) without compliance with applicable federal and state securities laws. The rights and obligations of the Company and the holder of this Warrant shall be binding upon and benefit the successors, assignors, heirs, administrators and transferees of the parties. Any transferee hereof agrees to be bound by the restrictions set forth herein and in the Note and Warrant Purchase Agreement.

  11.  Registration on Form S-3.  The Warrant Stock shall be registrable at the
       ------------------------
demand of the holder as provided in the Stock and Warrant Purchase Agreement of even date herewith (the "Stock Purchase Agreement").

  12.  Compliance with Securities Laws.
       -------------------------------

       (a) The holder represents and agrees that this Warrant (and the Warrant Stock, if the Warrant is exercised), are purchased only for investment, for holder's own account, and without any present intention to sell or distribute the Warrant or the Warrant Stock.

       (b) The holder of this Warrant acknowledges and agrees that this Warrant and the Warrant Stock have not been registered under the Securities Act and accordingly will not be transferrable except as permitted under the various exemptions contained in the Securities Act, or upon satisfaction of the registration and prospectus delivery requirements of the Securities Act. Therefore the Warrant and the Warrant Stock must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Holder understands that the certificate evidencing the Warrant Stock will be imprinted with a legend which prohibits the transfer of the Warrant Stock unless it is registered or unless the Company receives an opinion of counsel reasonably satisfactory to the Company that such registration is not required. Holder is aware of the adoption of Rule 144 by the Securities and Exchange Commission and that Company is not now and, at the time he wishes to sell the Warrant Stock, may not be satisfying the current public information requirements of Rule 144 and, in such case, holder would be precluded from selling the securities under Rule 144. Holder understands that a stop transfer instruction will be in effect with respect to transfer of the Warrant Stock consistent with the requirements of the securities laws.

  13.  Waiver and Amendment.  Any provision of this Warrant may be amended or
       --------------------
waived upon the written consent of the Company and the majority-in-interest of the Warrants issued pursuant to the Stock Purchase Agreement.

  14.  Miscellaneous.  This Warrant shall be governed by the laws of the State
       -------------
of California. The headings in this Warrant are for purposes of convenience and reference only, and shall not be deemed to constitute a part hereof. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the Company and, except as provided in Section 13 hereof, the registered holder hereof. All notices and other communications from the Company to the holder of this Warrant shall be mailed by first-class registered or certified mail, postage prepaid, to the address furnished to the Company in writing by the last holder of this Warrant who shall have furnished an address to the Company in writing.

  ISSUED this 22nd day of May, 1997.

                               APPLIED IMAGING CORP.



                               By: _________________________________________
                                   Neil E. Woodruff, Chief Financial Officer